UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 8, 2007

(Date of Earliest Event Reported)

PENN VIRGINIA GP HOLDINGS, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33171	20-5116532
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 300
100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

__   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

       As previously reported in a Current Report on Form 8-K filed on December 7, 2006 with the Securities and Exchange Commission (the "Commission"), Penn Virginia GP Holdings, L.P. (the "Partnership") entered into an Underwriting Agreement on December 4, 2006 (the "Underwriting Agreement") among PVG GP, LLC and the Partnership and Lehman Brothers Inc., UBS Securities LLC, A.G. Edwards & Sons, Inc., RBC Capital Markets Corporation, Wachovia Capital Markets, LLC, J.P. Morgan Securities Inc., BMO Capital Markets Corp. and Stifel, Nicolaus & Company, Incorporated (collectively, the "Underwriters") providing for the offer and sale in a firm commitment underwritten offering (the "Offering") of 6,300,000 common units representing limited partner interests in the Partnership ("Common Units"). Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 945,000 Common Units to cover over-allotments, if any, on the same terms as those Common Units sold by the Partnership (the "Option"). As previously reported in a Current Report on Form 8-K filed on December 13, 2006 with the Commission, the Underwriters gave the Partnership notice of their exercise of the Option with respect to 600,000 Common Units. The closing for the sale of the 600,000 Common Units underlying the Option occurred on December 18, 2006.

       On January 3, 2007, the Underwriters gave the Partnership notice of their exercise of the Option with respect to an additional 49,500 Common Units. The closing for the sale of the 49,500 Common Units underlying the Option occurred on January 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2007

Penn Virginia GP Holdings, L.P.
By:	PVG GP, LLC
its general partner

By:	/s/ Nancy M. Snyder
Nancy M. Snyder
Vice President and General Counsel